Exhibit 99.1

Raptor Pharmaceutical Corp. Announces
Positive Data on RP103 Extension Study
Presented at Kidney Week 2012

Novato, California, November 5, 2012 - Raptor Pharmaceutical Corp. ("Raptor" or the "Company") (NASDAQ: RPTP), announced that Craig B. Langman, M.D., Head of Kidney Diseases, and the Isaac A. Abt, M.D., Professor of Kidney Diseases and Tenured Professor of Pediatrics, Northwestern University Feinberg School of Medicine, presented on Saturday, November 3rd a "Late Breaking" poster entitled "Extended Treatment with RP103 in Patients with Nephropathic Cystinosis" at Kidney Week 2012.
The poster presented data from Raptor's extension study in which 40 patients completing the Phase 3 clinical trial elected to continue on RP103 (cysteamine bitartrate delayed-release) treatment and to be monitored for white blood cell ("WBC") cystine levels, plasma cysteamine levels, estimated glomerular filtration rate ("eGFR", an indicator of kidney function), quality of life (PedsQL) and use of antacids.
The data from the extension study demonstrated that patients with nephropathic cystinosis using RP103 for up to 24 months, maintained WBC cystine levels continuously below the therapeutic target. After 20 months of treatment, the total daily dose of RP103 given every 12 hours needed to achieve optimal WBC cystine levels was on average 72% of the initial immediate release cysteamine bitartrate dose.  Kidney function was well preserved over the length of the study, as indicated by steady eGFR levels. Additionally, the study showed that patients taking RP103 are able to reduce concomitant use of anti-acid medications by nearly half, with 22% of patients taking proton pump inhibitors ("PPI") or histamine 2 ("H2") blockers during the extension vs. 42% upon initially entering the Phase 3 study when they are taking immediate-release cysteamine bitartrate.
The extension study also demonstrated significant improvements in all measured quality of life parameters. From the study onset, the PedsQL 4.0 scores (an instrument for measuring health-related quality of life in children and adolescents ages 2 to 18) improved in all patients, including the Total Functioning Score reflecting a p<0.001 statistical significance, and the Social Performance Score reflecting a p<0.001 statistical significance. Social function can be difficult for cystinosis patients treated with cysteamine bitartrate because of the strong rotten-egg odor associated with the drug's metabolism and from its other side effects.
Dr. Langman said, "Cystine reduction therapy is effective but is also a lifelong commitment. Even brief delays in daily therapy permit toxic cystine accumulation, exposing tissues to renewed and progressive deterioration. The currently approved immediate release formulation of cysteamine bitartrate taken every six hours is effective but difficult to use over the long-term. RP103, given every 12 hours, offers a better long-term adherence strategy, which is important in a disease where patient adherence to the strict dosing schedule has a direct impact on outcomes that are quite severe. Just as important for the patients and families who make the lifelong commitment to cystine reduction therapy are the quality of life measurements, which improved for patients on RP103, across the board."

About Cystinosis and RP103
Cystinosis is a rare, life-threatening metabolic disorder that causes systemic toxic cystine accumulation. Toxic cystine accumulation leads to progressive and irreversible tissue damage and multi-organ failure including renal failure, blindness, CNS damage, respiratory deficiencies, muscle wasting, and premature death. Cystinosis is usually diagnosed in the first years of life and requires lifelong therapy.   Left untreated, the disease is fatal by the end of the first decade of life.  Daily cystine depletion is the primary treatment strategy for cystinosis.  Despite a life-long requirement for cystine-depleting agent use to help preserve multi-organ function, a cumulative inability to maintain adequate cystine control results in the rapid deterioration of kidney function and ensuing need for kidney transplantation.
RP103 is an oral, delayed and extended-release medication containing enteric-coated spheronized micro-beads of cysteamine bitartrate.  PROCYSBI™ is the branded name of RP103 for the potential treatment of cystinosis.  The NDA and MAA for RP103 have been submitted and the NDA has been assigned a PDUFA date of January 30, 2013. RP103 is also in clinical development for the potential treatment of Huntington's disease and non-alcoholic steatohepatitis ("NASH").  In cystinosis patients, RP103 may reduce cellular toxicity by continuously removing cystine from the lysosome. RP103, which can also cross the blood-brain barrier, was engineered specifically to allow release of cysteamine bitartrate micro-spheres in the duodenum for optimal absorption while simultaneously enabling administration every 12-hours for the potential treatment of cystinosis.

About Raptor Pharmaceutical Corp.

Raptor Pharmaceutical Corp. ("Raptor") (NASDAQ:  RPTP) seeks to research, develop, and provide access to medicines that improve life for patients with severe and rare disorders. Raptor currently has product candidates in clinical development designed to potentially treat nephropathic cystinosis, non-alcoholic steatohepatitis, Huntington's Disease, and aldehyde dehydrogenase deficiency.

Raptor's preclinical programs are based upon bioengineered novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein and related proteins that are designed to target cancer and infectious diseases.

For additional information, please visit www.raptorpharma.com.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements:  that the FDA and EMA will deliver a decision regarding marketing approval of RP103 for the potential treatment of cystinosis on January 30, 2013 or the first half of calendar 2013, respectively; that RP103 will maintain WBC cystine levels continuously below the therapeutic target; that patients taking RP103 will be able to reduce concomitant use of anti-acid medications compared to when taking immediate-release cysteamine bitartrate; that RP103 will improve quality of life parameters; that RP103 may reduce cellular toxicity by continuously removing cysteine from the lysosome and that Raptor will be able to successfully develop RP103 or any of its other product candidates.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company's actual results to be materially different from these forward-looking statements.  Factors which may significantly change or prevent the Company's forward looking statements from fruition include: that Raptor may be unsuccessful in developing any products or acquiring products; that Raptor's technology may not be validated as it progresses further and its methods may not be accepted by the scientific community; that Raptor is unable to retain or attract key employees whose knowledge is essential to the development of its products; that unforeseen scientific difficulties develop with the Company's process; that Raptor's patents are not sufficient to protect essential aspects of its technology; that competitors may invent better technology; that Raptor's products may not work as well as hoped or worse, that the Company's products may harm recipients; and that Raptor may not be able to raise sufficient funds for development or working capital.  As well, Raptor's products may never develop into useful products and even if they do, they may not be approved for sale to the public.  Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including: Raptor's annual report on Form 10-K, as amended by Form10-K/A, filed with the SEC on November 11, 2011 and December 19, 2011, respectively; and Raptor's quarterly report on Form 10-Q filed with the SEC on July 10, 2012; all of which are available free of charge on the SEC's web site at http://www.sec.gov.  Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements.

CONTACT:

Trout Group (investors)
Lauren Glaser
(646) 378-2972
lglaser@troutgroup.com

EVC Group (media)
Janine McCargo
(646) 688-0425
jmccargo@evcgroup.com